EXHIBIT 10 (i)(l)

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                       EXCHANGE AGREEMENT



          Agreement dated as of January 4, 1994 among PEC Israel

Economic Corporation, a Maine corporation ("PEC"), PEC Holdings

Limited, a Maine corporation ("Holdings"), and IDB Development

Corporation Ltd., a corporation organized under the laws of

Israel ("IDB Development").



                         RECITAL

          Holdings owns 13,193,592 shares (the "Old Shares") of

common stock, par value $1.00 per share, of PEC (the "Common

Stock"), which shares are Holdings' only asset, and IDB

Development owns all of the capital stock of Holdings.  The

parties desire to engage in the transactions contemplated by this

Agreement to further certain of their business objectives,

including, without limitation, the streamlining of the ownership structure of PEC by eliminating Holdings.  Accordingly, the

parties wish to (i) adopt a plan of reorganization under Section

368(a)(1)(D) of the Internal Revenue Code of 1986, as amended

(the "Code"), (ii) provide for the transfer by Holdings to PEC of the Old Shares in exchange for the original issuance by PEC to

Holdings of 13,193,592 shares of Common Stock (the "New Shares"),

which shares represent in excess of 50% of the outstanding Common

Stock and (iii) provide for the dissolution of Holdings

immediately after the exchange and the distribution of the New

Shares to IDB Development as the sole shareholder of Holdings.




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          The parties agree as follows:

          The preamble to this Agreement forms an integral part

of this Agreement and, subject to the representations,

warranties, terms and conditions hereinafter set forth, is

binding upon the parties hereto.

          1.   Definitions.  As used in this Agreement, the

following terms have the meanings specified or referred to in this Section 1.

               "Amendment" -- The amendment to the articles of

incorporation of PEC to increase the authorized number of shares of Common Stock from 30,000,000 to 40,000,000.

               "Claim" -- See Section 8.3.

               "Closing" -- See Section 2.2.

               "Closing Date" -- The date and time of the

Closing.

               "Code" -- See the second paragraph of this

Agreement.

               "Common Stock" -- See the second paragraph of this

Agreement.

               "Defense" -- See Section 8.3.

               "Encumbrances" -- Any claim, lien, security

interest, encumbrance or restriction of any kind.

               "Holdings" -- See the first paragraph of this

Agreement.

               "IDB Development" -- See the first paragraph of

this Agreement.

               "indemnified party" -- See Section 8.3.


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               "New Shares" -- See the second paragraph of this

Agreement.

               "NYSE" -- New York Stock Exchange, Inc.

               "Old Shares" -- See the second paragraph of this

Agreement.

               "PEC" -- See the first paragraph of this

Agreement.

               "Person" -- Any individual, corporation,

partnership, joint venture, other entity or governmental body.

               "Tax Ruling" -- See Section 3.1(d).

          2.   The Exchange.

               2.1  Exchange of Old Shares for New Shares.

Subject to the terms and conditions of this Agreement, at the

Closing to be held as provided in Section 2.2, Holdings shall

(and IDB Development shall cause Holdings to) transfer the Old

Shares to PEC, free and clear of all Encumbrances, and, in

exchange, PEC shall issue to Holdings the New Shares, free and clear of all Encumbrances.

               2.2  Closing.  The closing of the exchange of the

Old Shares for the New Shares (the "Closing") shall take place at the offices of PEC, 511 Fifth Avenue, New York, New York at 10:00

a.m. (New York City time) on March 24, 1994 or at such other place, date and time as the parties may agree but not later than

April 29, 1994.

               2.3  Deliveries by Holdings and IDB Development.

At the Closing, Holdings shall deliver the following to PEC other




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than the certificate referred in Section 2.3(c) and IDB

Development shall deliver such certificate to PEC:

                    (a)  Certificates representing all of the Old

Shares, together with duly executed stock powers endorsed for transfer to PEC attached thereto with the signatures thereon guaranteed by a commercial bank.

                    (b)  A certificate signed by the President of

Holdings dated the Closing Date certifying (1) that Holdings has performed and complied in all material respects with the

agreements and covenants required by this Agreement to be

performed or complied with by it at or prior to the Closing Date,

and (2) with only such exceptions, if any, as shall be acceptable to PEC, that there is no inaccuracy in the representations and warranties of Holdings contained in this Agreement as of the

Closing Date.

                    (c)  A certificate signed by a Joint Managing

Director of IDB Development dated the Closing Date certifying (1)

that IDB Development has performed and complied in all material respects with the agreements required by this Agreement to be performed or complied with by it at or prior to the Closing Date and (2) with only such exceptions, if any, as shall be acceptable to PEC, that there is no inaccuracy in the representations and warranties of IDB Development contained in this Agreement as of the Closing Date.

                    (d)  All other documents, instruments and

writings required to be delivered by Holdings pursuant to this

Agreement or otherwise required in connection herewith.


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               2.4  Deliveries by PEC.  At the Closing, PEC shall

deliver the following to Holdings:

                    (a)  A certificate representing all the New

Shares registered in Holdings' name.

                    (b)  A certificate signed by the President or

the Executive Vice President of PEC dated the Closing Date

certifying (1) that PEC has performed and complied in all

material respects with the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and (2) with only such exceptions, if any,

as shall be acceptable to Holdings, that there is no inaccuracy in the representations and warranties of PEC contained in this

Agreement as of the Closing Date.

                    (c)  All other documents, instruments and

writings required to be delivered by PEC pursuant to this

Agreement or otherwise required in connection herewith.

               2.5  Plans of Reorganization.  This Agreement

shall constitute a Plan of Reorganization as contemplated by section 368(a)(1)(D) of the Code.

          3.   Conditions to the Obligations of Holdings, IDB

Development and PEC.

               3.1  Common Conditions.  The obligations of each

of Holdings, IDB Development and PEC to effect the Closing shall be subject to the satisfaction at the Closing of the following conditions, any one or more of which may be waived by any of

Holdings, IDB Development or PEC, as the case may be, as a

condition for it to effect the Closing.


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                    (a)  There shall not be in effect any

injunction, order or decree of a court or governmental agency of competent jurisdiction that prohibits or delays the exchange of the Old Shares for the New Shares.

                    (b)  No action or proceeding shall have been

instituted by any Person and, at what otherwise would have been the Closing Date, remain pending before any court to restrain or prohibit or to recover damages in respect of the exchange of the

Old Shares for the New Shares.

                    (c)  The New Shares shall be approved for

listing on the NYSE, subject only to official notice of issuance.

                    (d)  The letter ruling dated August 30, 1993

issued by the Internal Revenue Service and addressed to PEC,

Ruling No. TR-31-1416-93 (the "Tax Ruling"), shall not have been changed, modified or revoked and shall be in full force and

effect on the Closing Date.

                    (e)  PEC's shareholders shall have approved

the Amendment and the Articles of Amendment effecting the

Amendment shall have been filed with the Secretary of State of the State of Maine.

                    (f)  Each of Holdings, IDB Development and

PEC shall have received an opinion letter, dated the Closing

Date, of Proskauer Rose Goetz & Mendelsohn addressed to each of them to the effect that the transfer by Holdings to PEC of the

Old Shares in exchange for the issuance by PEC to Holdings of the

New Shares and the dissolution of Holdings after such exchange and distribution of the New Shares to IDB Development, all in


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accordance with this Agreement, will not impose upon any of the addressees of the opinion any United States federal or Maine or

New York state income tax liability.

               3.2  Additional Conditions to Obligations of

Holdings and IDB Development.  The obligations of Holdings and

IDB Development to effect the Closing shall be subject to the satisfaction at the Closing of the following conditions, any one or more of which may be waived by Holdings or IDB Development, as the case may be, as a condition for it to effect the Closing.

                    (a)  There shall be no inaccuracy in the

representations and warranties of PEC set forth in this Agreement as of the Closing Date.

                    (b) PEC shall have performed and complied in

all material respects with the agreements and covenants required by this Agreement to be performed and complied with by it at or prior to the Closing.

                    (c) IDB Development's shareholders shall have

approved this Agreement.

                    (d)  The approvals of the Bank of Israel

(File No. 02011) and Controller of Restrictive Trade Practices

(File No. Merger 160), dated November 19, 1993 and December 8,

1993, respectively, to the transactions contemplated by this

Agreement shall not have been changed, modified or revoked and shall be in full force and effect on the Closing Date.

                    (e)  The ruling dated November 9, 1993 issued

by the Israel Commission of Income Tax and Property Tax and

addressed to Haft & Haft & Co., CPA relating to IDB Development


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(File No.529932285) shall not have been changed, modified or revoked and shall be in full force and effect on the Closing

Date.

               3.3  Additional Conditions to PEC's Obligations.

          The obligations of PEC to effect the Closing shall be

subject to the satisfaction at the Closing of the conditions that

(a) there shall be no inaccuracy in the representations and

warranties of each of Holdings and IDB Development set forth in this Agreement as of the Closing Date and (b) Holdings and IDB

Development shall each have performed and complied in all

material respects with the agreements and covenants required by this Agreement to be performed and complied with by it at or prior to the Closing, it being understood that one or both of the conditions set forth in Section 3.3 may be waived by PEC.

          4.   Representations and Warranties of PEC.  PEC

represents and warrants to, and agrees with, Holdings and IDB

Development as follows:

               4.1  Authorization.  Subject to the approval by

PEC's shareholders of the Amendment and the filing of Articles of

Amendment effecting the Amendment with the Secretary of State of the State of Maine, PEC has the full corporate power and

authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this

Agreement have been duly authorized by all necessary corporate action of PEC.  Upon the approval by PEC's shareholders of the

Amendment, the performance of this Agreement will have been duly




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authorized by all necessary corporate action of PEC.  This

Agreement constitutes a valid and binding obligation of PEC,

enforceable against PEC in accordance with its terms.

               4.2  New Shares.

                    (a)  As of the date of this Agreement, the

authorized capital stock of PEC consists of 30,000,000 shares of

Common Stock, of which 18,758,588 shares are outstanding and

11,241,412 shares are unissued.  Subject to the approval by PEC's shareholders of the Amendment and the filing of Articles of

Amendment effecting this Amendment with the Secretary of State of the State of Maine, as of the Closing Date, the authorized

capital stock of PEC will consist of 40,000,000 shares of Common

Stock, of which immediately prior to the Closing 18,758,588

shares will be outstanding and 21,241,412 shares will be

unissued.  PEC's board of directors has approved the Amendment and directed its submission to the shareholders of PEC, which action is in full force and effect.

                    (b)  The delivery to Holdings of certificates

for the New Shares by PEC pursuant to Section 2.4(a) in exchange for the delivery to PEC of certificates for the Old Shares by

Holdings pursuant to Section 2.3(a) will result in Holdings'

immediate acquisition of record and beneficial ownership of the

New Shares, free and clear of all Encumbrances.  Upon the

issuance and delivery of the New Shares to Holdings in exchange for the Old Shares pursuant to this Agreement, the New Shares will be duly authorized, validly issued, fully paid and

nonassessable, with no personal liability attaching to the


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ownership thereof.  Each New Share will have the same rights as any other share of outstanding Common Stock.

               4.3  No Conflict; Consents.  Neither the execution

and delivery of this Agreement nor the performance of PEC's

obligations hereunder will (a) subject to the approval by PEC's shareholders of the Amendment and the filing of Articles of

Amendment effecting the Amendment with the Secretary of State of the State of Maine, violate any provision of the articles of incorporation or by-laws of PEC, (b) violate, be in conflict with or constitute a default under any agreement or instrument to which PEC is a party or (c) violate any statute or law or

judgment, decree or order of any court or governmental agency applicable to PEC.  Except for the approval by the shareholders of PEC of the Amendment, the filing of Articles of Amendment effecting the Amendment with the Secretary of State of the State of Maine and the approval by the NYSE of the listing of the New

Shares on the NYSE referred to in Section 7.2, no consent or approval of, or filing with, any Person is necessary for the execution, delivery and performance of this Agreement by PEC.

          5.   Representations and Warranties of Holdings.

               Holdings represents and warrants to, and agrees

with, PEC as follows:

               5.1  Authorization.  Holdings has the full

corporate power and authority to execute and deliver this

Agreement and to perform its obligations hereunder.  The

execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Holdings.


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This Agreement constitutes a valid and binding obligation of

Holdings, enforceable against Holdings in accordance with its terms.

               5.2  Old Shares.  Holdings owns of record and

beneficially the Old Shares, free and clear of all Encumbrances.

The delivery to PEC of certificates for the Old Shares by

Holdings pursuant to Section 2.3(a) in exchange for the delivery to Holdings of certificates for the New Shares by PEC pursuant to

Section 2.4(a) will result in PEC's immediate acquisition of record and beneficial ownership of the Old Shares, free and clear of all Encumbrances.

               5.3  No Conflict; Consents.  Neither the execution

and delivery of this Agreement nor the performance of Holdings'

obligations hereunder will (a) violate any provision of the

articles of incorporation or by-laws of Holdings, (b) violate, be in conflict with or constitute a default under any agreement or instrument to which Holdings is a party or (c) violate any

statute or law or judgment, decree or order of any court or

governmental agency applicable to Holdings.  Except for the

filing with the Secretary of State of the State of Maine of

documents providing for the dissolution of Holdings, no consent or approval of, or filing with, any Person is necessary for the execution, delivery and performance of this Agreement by

Holdings.

               5.4  Investment Representation.  Holdings is

acquiring the New Shares for its own account with the intention of dissolving immediately after the Closing and distributing the


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New Shares to IDB Development, its sole shareholder.  Holdings shall not sell the New Shares other than in accordance with

federal securities laws or any applicable state securities laws.

               5.5  Assets and Liabilities.  The Old Shares are

Holdings' only asset.  Holdings has no liabilities on its balance sheet.

          6.   Representations and Warranties of IDB Development.

               IDB Development represents and warrants to, and

agrees with, PEC as follows:

               6.1  Authorization.  Subject to the approval of

this Agreement by IDB Development's shareholders, IDB Development has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement have been duly

authorized by all necessary corporate action of IDB Development.

Upon the approval by IDB Development's shareholders of this

Agreement, the performance of this Agreement will have been duly authorized by all necessary corporate action of IDB Development.

This Agreement constitutes a valid and binding obligation of IDB

Development, enforceable against IDB Development in accordance with its terms.

               6.2  No Conflict; Consents.  Neither the execution

and delivery of this Agreement nor the performance of IDB

Development's obligations hereunder will (a) violate any

provision of the governing instruments of IDB Development, (b)

violate, be in conflict with or constitute a default under any agreement or instrument to which IDB Development is a party or


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(c) violate any statute or law or judgment, decree or order of any court or governmental agency applicable to IDB Development.

Except for the approval of the shareholders of IDB Development of this Agreement and the approvals of the Bank of Israel and the

Controller of Restrictive Trade Practices to the transactions contemplated by this Agreement, no consent or approval of, or filing with, any Person is necessary for the execution, delivery and performance of this Agreement by IDB Development.

               6.3  Investment Representation.  IDB Development

intends to cause Holdings to dissolve immediately after the

Closing and to distribute the New Shares to IDB Development as

Holdings' sole shareholder.  Upon such dissolution and

distribution, IDB Development intends to hold the New Shares for purposes of investment and IDB Development shall not sell the New

Shares other than in accordance with federal securities laws or any applicable state securities laws.

               6.4  New Shares.

                    (a)  IDB Development has no plan or intention

to sell, exchange, or otherwise dispose of a number of shares of

Common Stock that will reduce its ownership of Common Stock to less than a majority of the outstanding Common Stock.

                    (b)  IDB Development has no plan or intention

to transfer any New Shares to PEC.

               6.5  Assets and Liabilities of Holdings.  The Old

Shares are Holdings' only asset.   Holdings has no liabilities on

its balance sheet.




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          7.   Covenants.

               7.1  Increase Authorized Number of Shares of

Common Stock.  PEC shall call a special meeting of shareholders to be held at least one day prior to the Closing Date to vote on the Amendment.  At such shareholders meeting, Holdings shall, and

IDB Development shall cause Holdings to, vote the Old Shares in favor of the Amendment.  Upon the adoption of the Amendment, PEC shall take all action necessary to amend its articles of

incorporation to increase its authorized number of shares of

Common Stock to 40,000,000.

               7.2  New York Stock Exchange Listing of New

Shares.  PEC shall use its best efforts to cause the New Shares to be approved for listing on the NYSE as of the Closing Date,

subject only to official notice of issuance.

               7.3  Satisfy Closing Conditions.  PEC, on the one

hand, and Holdings and IDB Development, on the other hand, shall not take or omit to take any action the result of which would be the failure to satisfy any conditions specified in Sections 3.1 and 3.2 (a) and (b) or Sections 3.1, 3.2 (c),(d) and (e) and 3.3,

as the case may be.

               7.4  Dissolution of Holdings.  Immediately after

the Closing, Holdings shall, and IDB Development shall cause

Holdings to, dissolve and distribute the New Shares to IDB

Development as Holdings' sole shareholder.

               7.5  Expenses.  IDB Development shall pay all the

expenses of PEC, Holdings and IDB Development incident to (a)

obtaining the Tax Ruling, (b) the preparation, negotiation,


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execution and delivery of this Agreement and the performance of the obligations of the parties hereunder, including, but not limited to, the expenses of preparing and distributing a proxy statement for the PEC shareholders meeting referred to in Section

7.1, the costs of amending PEC's articles of incorporation to increase the number of authorized shares of Common Stock, the expenses for listing the New Shares on the NYSE pursuant to

Section 7.2 and the costs of obtaining the opinion letter of

Proskauer Rose Goetz & Mendelsohn described in Section 3.1(f),

(c) the dissolution of Holdings and distribution of the New

Shares to IDB Development pursuant to Section 7.4 and (d) PEC owning the Old Shares after the Closing and maintaining the Old

Shares as issued shares (including, but not limited to, any

franchise taxes for having the Old Shares as issued shares and the annual NYSE listing fees relating to the Old Shares).

               7.6  IDB Development Shareholders Meeting.  IDB

Development shall call a special meeting of shareholders to be held at least one day prior to the Closing Date to vote on

approval of this Agreement.

          8.   Survival of Representations and Warranties;

               Indemnification.

               8.1  Survival.  All representations, warranties,

covenants and agreements contained in this Agreement shall

survive the Closing notwithstanding any investigation conducted with respect thereto.

               8.2  Indemnification by IDB Development.  IDB

Development shall indemnify, hold harmless and defend PEC and its


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directors and officers against, and reimburse PEC and its

directors and officers on demand for, any liability, damage,

cost, loss or expense (including, but not limited to, attorneys'

fees and costs of investigation incurred in defending against and/or settling such liability, damage, cost, loss or expense or claim therefor) arising from or in connection with (a) any

inaccuracy in any of the representations and warranties of

Holdings or IDB Development in this Agreement, (b) any failure to perform or violation by Holdings or IDB Development of any

agreement or covenant in this Agreement to be performed or

complied with by Holdings or IDB Development, (c) the

transactions contemplated by this Agreement (which transactions include, but are not limited to, the transfer by Holdings to PEC of the Old Shares in exchange for the issuance by PEC of the New

Shares), including, without limitation, any liability for income taxes arising from such transactions, or (d) PEC executing and delivering this Agreement and performing its obligations

hereunder (other than arising from any inaccuracy in any of PEC's representations and warranties in this Agreement or from PEC's failure to perform or violation of any agreement or covenant in this Agreement to be performed or complied with by PEC).  No investigation by PEC or any of its directors or officers at or prior to the Closing shall relieve IDB Development of any

liability hereunder.

               8.3  Procedure for Indemnification.

                    PEC or any of its directors or officers, as

the case may be (each an "indemnified party"), shall give prompt


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notice to IDB Development of the assertion of any claim,

or the commencement of any action or proceeding (each a "Claim"

and collectively the "Claims"), in respect of which indemnity may be sought hereunder (but the failure to give such notice shall not relieve IDB Development of its indemnification obligation hereunder).  Subject to the next sentence, IDB Development shall have the right, at its option and expense, to assume the defense,

settlement or other disposition (collectively, "Defense") of any

Claim, provided that within 10 days of receiving the notice with respect to such Claim pursuant to the preceding sentence (or within such shorter period of time as an answer or other response motion may be required) IDB Development, by notice delivered to the indemnified party, elects to assume such Defense and

acknowledges its obligation hereunder to indemnify the

indemnified party with respect to such Claim.  Notwithstanding the foregoing, IDB Development shall not have the right to assume the Defense of any Claim if in the opinion of the indemnified party representation of both the indemnified party and IDB

Development by the same counsel would be inappropriate due to actual or potential differing interests between them.

          9.   Termination.

               9.1  Termination.  This Agreement may be

terminated before the Closing occurs by any party, by notice to the other parties at any time.

               9.2  Effect of Termination.  If this Agreement is

terminated pursuant to Section 9.1, this Agreement shall

terminate without liability or further obligation of any party to


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another party, except for Sections 7.5, 8.2 (as applied to

subsection (d) thereof) and 10, which shall survive termination.

          10.  Jurisdiction; Service of Process.

               10.1 Jurisdiction.  (a)  Any action or proceeding

seeking to enforce any provision of, or arising out of or

relating to, this Agreement or any action or proceeding for

recognition or enforcement of any judgment may be brought against any of the parties in the Supreme Court of the State of New York,

County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New

York, and each of the parties hereby irrevocably and

unconditionally submits and consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding.  A final judgment in any such action or proceeding shall be conclusive and may be enforced in other

jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any such action or proceeding against any other party in the courts of any

jurisdiction.

                    (b)  Each of the parties hereby irrevocably

and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any action or proceeding referred to in

Section 10.1(a) in any court referred to in Section 10.1(a).

Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to


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the maintenance of such action or proceeding in any such court.

               10.2 Service of Process.  Process in any action or

proceeding referred to in Section 10.1 may be served upon any party anywhere in the world, whether within or without the State of New York, and may also be served upon any party in the manner provided for giving of notices to it in Section 11.1.

          11.  Miscellaneous.

               11.1 Notices.  All notices, consents and other

communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b)

sent by telecopier (with receipt confirmed), or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

                    (a)  If to PEC:

                         511 Fifth Avenue

                         New York, New York 10017

                         Telecopier No.: 212-599-6281

                         Attention: President

                    (b)  If to Holdings or IDB Development:

                         "The Tower"

                         3 Daniel Frisch Street

                         Tel Aviv, Israel 64731

                         Telecopier No.: 011-972-3-695-2069

                         Attention: Joint Managing Director


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               11.2 Captions.  The captions in this Agreement are

for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

               11.3 No Waiver.  The failure of a party to insist

upon strict adherence to any term of this Agreement on any

occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing signed by the party to be charged.

               11.4 Exclusive Agreement; Amendment.  This

Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the agreement among the

parties with respect thereto and cannot be changed or terminated except by a written instrument executed by PEC, Holdings and IDB

Development.

               11.5 Counterparts.  This Agreement may be executed

in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

               11.6 Governing Law.  This Agreement and (unless

otherwise provided) all amendments hereof and waivers and

consents hereunder shall be governed by the internal law of the

State of New York, without regard to the conflicts of law

principles thereof.






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                              PEC ISRAEL ECONOMIC CORPORATION





                              By/s/J. CIECHANOVER
                                ------------------------------

                                Joseph Ciechanover

                                President



                              PEC HOLDINGS LIMITED





                              By/s/D. LEV
                                ------------------------------





                              IDB DEVELOPMENT CORPORATION LTD.





                              By/s/E. COHEN
                                ------------------------------






















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